EXHIBIT 10.34

Lease Agreement

The Agreement was signed by the following two parties on August 8, 2011 in Beijing, the People's Republic of China.

Lessor (hereinafter referred to as Party A): Langfang Zhongzhi Pipe Real Estate Development Co., Ltd.

Legal representative: Yongqiang Jiang

Address: No.23-9, Heping Road, Langfang, Hebei

Postal Code: 065000

Contact: Tao Zhai

Tel: 03162376562

Lessee ((hereinafter referred to as Party B): Beijing New Shifan Education & Technology, Inc.

Legal representative: Xiqun Yu

Address: A804, 8/F, No.28-1, Zhongguancun Street, Haidian District, Beijing

Postal Code: 100086

Contact: Ziyu Bai and Shudong Zang

Tel: 010-59722282 59772471

General: According to the Contract Law of the People's Republic of China, the PRC Urban Real Estate Administration Law of the People's Republic of China and the provisions of relevant laws and regulations and through negotiation, both parties signed the following agreement:

1. Premises:

Party A agrees to lease to Party B the third floor, with an area of 1,677 square meters, of China Petroleum Pipeline Building, located in Courtyard 311, Guang'anmen Inner St., Xicheng District, Beijing.

2. Ownership Status:

Party A is the owner of the Premises. Party A shall be responsible for the losses to Party B caused by any defects in the ownership.

3. Usage

The premises shall be used for office and educational training. Party B ensures that during the lease term, without the written consent of Party A, Party B shall not arbitrarily change the usage of the premises.

4. Identities

4.1 Party A shall show the business license and premise ownership certificates (in the process of application) .

4.2 Party B should show the business license, organization code certificate, tax certificate

5. Lease Term

5.1 The lease term shall be from the date of execution of the agreement to September 9, 2013. The period from the date of execution of the agreement to September 10, 2011 is the renovation period. Party B starts to pay rent from September 10, 2011 to September 9, 2013.

5.2 After the agreement goes effective, if Party B needs to renovate the premises, Party B shall send the renovation plan to Party A for review, and Party A shall decide if it approves the plan within three days upon receipt of the plan. Upon expiration of the agreement, Party A is entitled to repossess the premises. Unless approved by Party A, in principal, Party B shall return to Party A the premises in the state when it was initially leased within ten days after the expiration of the lease term.

5.3 when the lease expires, if Party B requires to renew the lease, Party B shall submit its request for renewal in writing to Party A no later than one months prior to the expiration of the lease. Party A shall give priority to Party B according to the market rent pronounced by the local government. If both parties agree to renew the lease, they shall sign a separate agreement. If the parties do not reach to an agreement to renew the lease on or prior to the expiration of the lease, Party A is entitled to recover the premises, and Party B shall move out within ten days after the expiration.

5.4 If Party B will not renew the lease upon expiration of the lease, Party B should notify Party A in writing one month prior to expiration of the lease.

6 Rent and Other Expenses

6.1 The rent is RMB3.60 per square meter per day. The total annual rent shall be RMB2, 203,578. The total rent for two years is RMB 4,207,156.

6.2 Other Costs:

6.2.1 During the lease term, the costs (including but not limited to: water, electricity, telephone charges, TV charges, heating costs, gas costs, property management fees, etc.) shall be paid by Party B, and Party B shall keep the relevant invoices and show them to the Party A.

6.2.2 During the lease term, the cost borne by Party B shall be settled by the property management company or the relevant departments on a monthly basis according to the actual usage, and Party B shall pay and ask for the invoices from the payee.

7. Payment of Rent

7.1 Payment for premises and parking rent shall be made in advance each quarter. The first payment shall be made within five business days after signing this agreement, and the remaining payment shall be made according to the following schedule:

RMB 550,894.50 to be made before August 25, 2011

RMB 550,894.50 to be made before November 5, 2011

RMB 550,894.50 to be made before February 5, 2012

RMB 550,894.50 to be made before May 5, 2012

RMB 550,894.50 to be made before August 5, 2012

RMB 550,894.50 to be made before November 5, 2012

RMB 550,894.50 to be made before February 5, 2013

RMB 550,894.50 to be made before May 5, 2013

7.2 Party B shall pay to Party A the safety deposit of RMB367, 263 (two months’ rent) within five business days following the date of execution of the agreement, and Party A will give the receipt. Party A shall return the safety deposit without any interest to Party B within ten business days after the expiration of the lease.

7.3 Party A shall issue invoices for rent in advance, and Party B shall pay the rent in full within ten business days after receipt of the invoice.

8. Currencies and Accounts

Unless agreed otherwise, Party B shall pay the rent to the designated bank account pursuant to Party A’s instruction .All the rent shall be calculated and paid in RMB.

Account information of Party A:

Bank: China Construction Bank, Langfang Branch

Account Name: Langfang Zhongzhi Pipe Real Estate Development Co., Ltd.

Account Number:

9. Delivery Statuses:

Within two days after receiving the safety deposit, Party B shall delivery the premises to Party B, in the conditions as inspected and accepted by Party B (Refer to Annex 2 List of Premise and Office Items"). After the parties inspected, signed and the keys are handed over, the delivery of the premises shall be deemed completed.

10. Maintenance of Premises and Facilities

10.1 During the lease term, Party A shall ensure the premises and ancillary facilities are safe and suitable for use. In the event of any damages or malfunction in the premises and ancillary facilities that are not caused by the Party B, Party B shall promptly notify Party A to repair. Party A shall repair the damages within one day after notification by Party B.

10.2 Party A shall not be responsible for the maintenance of any renovation, improvement, and addition by Party B.

10.3 Party B shall properly use and care for the premises and ancillary facilities. If Party B’s improper and unreasonable use causes any damage to the premises and facilities within the lease term, Party B shall be responsible for repair and assume liabilities. If Party B refuses to repair or assume liability, Party A is entitled to deduct related expenses from the safe deposit, or to repair on Party B’s behalf or make replacement, the expense of which shall be borne by Party B.

10.4 Party B shall not be responsible for the normal wear of the premises and ancillary facilities due to their nature or reasonable use.

10.5 There are some office supplies of Party A (Refer to the signed list of items for specific varieties and quantities) that cannot moved out of the leased premises, and Party A agrees that Party B may use for free. Party B shall not be responsible for the damages of these office supplies that are not caused by Party B.

11 Rights and Obligations of Party A

11.1 Party B shall deliver the leased premises to Party A within the period stipulated in the lease agreement.

11.2 Party A shall assist Party B with its registration to use leased premises.

11.3 During the lease term, if Party A transfers the premises, Party A shall give 60 days’ written notice to Party B. During the lease term, if ownership changes, Party A shall be responsible for assigning the agreement to third parties. This agreement shall be effective between the new owners and Party B.

11.4 Due to the change in the ownership of the premises, the interests of Party B in this agreement are adversely affected, Party A shall compensate Party B for any loss.

12. Rights and Obligations of Party B

12.1 Renovations

12.1.1 Renovation to the leased premises by Party B shall meet the relevant national laws and regulations and the requirements of industry standards. If the renovation involves fire control, Party B shall apply to Party A and provide renovation plan approved by the fire department. The renovation shall only be conducted after written consent by Party A and approval of relevant government authorities. After Party A receives application, Party A shall respond with a written opinion.

When After Party All costs of renovations shall be paid by Party B. After the completion, the premises can only be put into use after acceptance of property management companies and relevant departments and obtaining the relevant approval.

12.1.2 In the process of renovation, unless with the relevant government departments and Party A's written consent, Party B shall not change, alter, remove or adjust the major structure and devices of the premises (including all smoke detectors and sprinkler first-class, etc.).

12.2 Without the written consent of the relevant departments and Party A, Party B shall not the post any advertising, logos, posters or other information on the window, exterior walls, the walls of public corridors, elevators and other common areas.

12.3 Without the consent of Party A, Party B in the lease term shall not sublet or lend the leased premises to any third party.

12.4 Party B shall not store any items prohibited by law, and any flammable, explosive or dangerous items on the leased premises.

12.5 Party B shall have the right of using public facilities and property services, but may not violate the rules of the Party A and property management companies.

12.6 During the lease term, unless by default of Party A or other reasons, if Party B requests to terminate the lease in advance, Party B shall give at least one month’s written notice to Party A in accordance with Article 13 of the agreement, pursuant to which the parties shall terminate the lease and the safety deposit will not be refunded to Party B.

12.7 When the agreement expires, Party B shall have priority rights to renew the agreement.

13. 13 Re R Return of the Premises

113.1 Upon expiration of the lease or termination of the agreement, Party B shall return the premises and ancillary facilities within 10 days. After inspection and acceptance by both parties, both parties shall sign and seal on the Premise List of Items. Both parties shall settle their respective costs, and if Party B refuses to settle the fees, Party A is entitled to deduct from the safety deposit. After the settlement, Party A will return deposits to Party B.

113.2 Party B shall take back its new additions to the premises. Party B shall be responsible to restore to the original state as to the renovated part. If Party B refuses to restore, Party A may restore on behalf of Part B and Party B shall be responsible for the costs. If Part A agrees the premises need not to be restored, Party B shall remove the equipment, decoration and movable property within limit period of time. All attachments and fixtures items which cannot be moved, removed or destroyed ((including but not limited to, doors, windows, floors, walls, ceiling, lamps, carpets, air conditioning, temperature controller, ceiling, sanitary ware, pipe, lamp sockets, wall switches, access control systems , cabinets and other components belonging to the renovation, etc.) shall belong to Part A for free use. Party A shall not be set off against, and is not responsible for such payments compensation.

113.3 After the return of the premises and ancillary facilities, for the items left over without the consent, Party A shall have the right to dispose of, and do not need to pay to Party B or assume any costs and responsibility.

13.4 If the lease term expires or terminates in advance and Party A has assumed all relevant liabilities pursuant to the agreement, Party B fails to return the premises; Party B shall pay a fee twice as much as the rent on the basis of the days when the premises are actually occupied.

14. Termination and Breach

14.1 Termination of the agreement

4.1.1 The expiration of the lease term.

4.1.2 The agreement may be terminated by mutual consent of the parties.

If one of the following circumstances occurs, the agreement shall be terminated, and both parties shall not be responsible for the breach.

1. The premises are included in the range of housing demolition for urban construction in accordance with the law.

2. Due to earthquake, fire, force majeure, the premises are damaged, lost or otherwise suffer loss.

4.1.4 If Party A has one of the following circumstances, Party B shall have the right to unilaterally terminate the agreement:

1. does not deliver the premises according to the appointed time for ten days.

2. does not undertake agreed maintenance obligations, thereby causing Party B not able to use the premises.

4.1.5 If Party B has one of the following circumstances, Party A shall have the right to unilaterally terminate the agreement to recover the premises:

1. does not pay rent over 10 days and fails to pay rent within ten days upon Party A’s written notice, Party B still does not pay the rent.

2. changes the usage of the premises without Party A’s consent.

3. unauthorized changing or damaging the main structure of the premises.

4. uses the premises to engage in illegal activities.

5. violates Article 12 of this agreement and fails to correct within ten days upon Party A’s notice.

14.1.6 If a party suspends business, goes out of business or enters into the proceeding of bankruptcy, liquidation, dissolution or any similar procedures, which renders the agreement cannot be performed; the other party may terminate this agreement immediately.

14.1.7 If all the necessary assets or assets necessary for the performance of this agreement are seized, preserved, frozen, detained, which seriously affect the party’s ability to fulfill the agreement, the other party may terminate this agreement immediately.

14.1.8 Any party that requests to terminate the lease agreement in advance, shall meet the conditions of this agreement, and terminate the lease and assume relevant liabilities under the agreement.

14.2 Liabilities for Breach

14.2.1 If Party A has one of the circumstances set forth in Section 14.1.4, Party B shall have the right to require Party B to pay liquidated damage in the amount of twice the monthly rent. If liquidated damages are insufficient to cover the economic losses caused to Party B, Party A shall indemnify Party B for the economic losses.

14.2.2 If the failure of Party A to perform its duty of repair causes personal or property damages to Party B, Party A shall pay the damages and assume relevant legal responsibility.

14.2.3 Party B has one of the circumstances in Section 14.1.5; Party B shall pay to Party A liquidated damage in the amount of 200% of the monthly rent. If the liquidated damages are inadequate to compensate Party A’s economic losses, Party B shall pay for Party A’s economic loss.

14.2.4 If any one party’s act resulting in one of the circumstances in the above Article 14.1.6, and Section 14.1.7, leading to termination of the agreement, the breach party pay the non-breach party liquidated damage in the amount of 200% of the monthly rent. If liquidated damages are insufficient to cover the economic losses, the breach party shall indemnify the other Party for the economic losses.

14.2.5 Any party that requests to terminate the lease agreement in advance shall give one month’s written notice to the other party. If Party B requires termination of the agreement before expiration date, then the deposit already paid is not refundable; if Party A requires termination of the agreement, in addition to the refundable deposit, Party A shall pay liquidated damages to Party B in the amount of 200% of the monthly rent. If one party does not give notice to the other party in accordance with the agreement in advance, the party is required to pay to the other party liquidated damages in the amount of three months’ rent.

14.2.6 In the lease term of the agreement, Party A for their own reasons fails to obtain a ownership certificate for the leased premises and ancillary facilities, and therefore Party B cannot use the lease area, ancillary facilities, which causes damages to Party B, then Party B shall have the right to terminate this agreement, and requests Party A to pay liquidated damages in the amount of two month’s rent. Liquidated damages is not enough to compensate Party B’s economic loss caused by the breach, Party A shall indemnify Party B for the economic losses.

15. Supplementary Provision

15.1 Resolution of Dispute

Any dispute arising out of this agreement shall be resolved by the parities by negotiation or mediation. In the event that negotiation or mediation fails, the parties shall bring a lawsuit in the People’s Court in the place of agreement performance.

15.2 Amendment

During the performance of this agreement, without both parties signing the Chinese written document, two parties may not make any modifications and changes to this agreement. Modifying the agreement or its attachments may only be carried out by both sides sealed on Chinese written agreement or signed by authorized representatives of both parties.

15.3 Entire Agreement.

The agreement and its attachments constitute a whole agreement involving all the matters reached agreement between the parties, which replace all former verbal and written agreement of the two sides. The title of the article is only for ease of reference and shall not have legal effect. If any supplemental agreement is inconsistent with the agreement, the supplemental agreement shall prevail.

15.4 Notice

Notices of either party under this agreement should be written in Chinese and through the artificial delivery, recognized courier service to the other party to the following address.

Party A Address: No.23-9, Heping Road, Langfang, Hebei

Party B Address: 6/F, China Overseas Plaza, No.8 Guanghua Dongli, Chaoyang District, Beijing

Notice as the effective date shall be determined as follows:

15.4.1 Delivery notice by worker is treated as hand delivery day to delivery.

15.4.2 Courier notice as to receive day as the date of service issued by a recognized courier service agencies.

15.5 Identification of Payment Date

The payment covered by this agreement, and payment date should be identified according to the form of payment set forth below:

1. If paying by check, the actual payment date shall be the date when the payee receives the check;

2. If paying in the form of Ministry of Finance centralized payment, the actual payment date shall be the date when the payee submits the pay lists to the Ministry of Finance.

15.6 Annex

The annex to the agreement constitutes an integral part of this agreement, and its provisions shall be equally binding on both sides.

15.7 This agreement shall become effective upon signing or stamping by both parties.

16. There are six copies of the agreement, with the same legal effect. Each of the parties shall keep three copies.

Party A: Langfang Zhongzhi Pipe Real Estate Development Co., Ltd.,

Legal representative or authorized representative:

Signed on August 8, 2011

Signed in Beijing, People's Republic of China

Party B: Beijing New Shifan Education & Technology, Inc.

Legal representative or authorized representative:

Signed on August 9, 2011

Signed in Beijing, People's Republic of China

Office Supplies Transfer List of 3/F Petroleum Pipeline Building

One conference table, two chairs in small meeting rooms

4 computer tables, four chairs in No. 6, 7, 8, 9 rooms

One podium, two table and six chairs 1speech table, 50 tables, 112 chairs (14 row) in large conference room

19 chairs in medium meeting rooms

Party A: Langfang Zhongzhi Pipe Real Estate Development Co., Ltd.

Party B: Beijing New Shifan Education & Technology, Inc.

August 9, 2011